SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


Date of Report (Date of earliest event reported): July 24, 2001

                             DISEASE SCIENCES, INC.
               ---------------------------------------------------
             (Exact name of registrant as specified in its charter)

  Delaware                            000-27865                13-2640971
(State or other                     (Commission               (IRS Employer
jurisdiction of                     File Number)              Identification
incorporation)                                                    Number)


            20283 State Road 7, Suite 400, Boca Raton, Florida 33498
                   (Address of executive offices and Zip Code)

Registrant's telephone number, including area code:       (561)487-3655

                            AuctionAnything.com, Inc.
                      -------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.  Other Events and Regulation FD Disclosure

         On July 24, 2001, pursuant to the terms of an Asset Purchase Agreement by and between Disease Sciences, Inc., a Delaware corporation formerly known as AuctionAnything.com, Inc. ("Disease Sciences") and Raymond J. Hotaling, a former officer and director of Disease Sciences ("Hotaling"), Disease Sciences sold Hotaling its subsidiary, North Orlando Sports Promotions, Inc., in exchange for the assumption of all liabilities related to North Orlando and its operations estimated at approximately $112,000, and which included the forgiveness of $91,500 in accrued compensation. Included in the sale along with the capital stock of North Orlando were fixed assets, rights to several domain names and various contractual rights and obligations. North Orlando, which had been acquired in March 1999, operated a variety of Internet-related businesses

         The foregoing summary of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of such Agreement, a copy of which is filed herewith.

         On July 16, 2001 pursuant to an Information Statement previously filed by the registrant with the SEC, the registrant changed its name to Disease Sciences, Inc.

         On July 14, 2001, Messrs. Hotaling and Martin Meads resigned as members of Disease Sciences' Board of Directors.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

Exhibit No.                Description

10.1                       Asset Purchase Agreement


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Disease Sciences, Inc.

Date: July 26, 2001                               By: /s/ Dr. Wayne Goldstein
                                                  ----------------------------
                                                  Dr. Wayne Goldstein, President